EXHIBIT 32.1

In connection with the Quarterly Report of Capacitive Deionization Technology Systems, Inc. ("the Company") on Form 10-QSB for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dallas Talley, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	this Quarterly Report on Form 10-QSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Deionization Technology Systems, Inc.

Dated as of this 17th day of May, 2004.

/s/ Dallas Talley
Dallas Talley
Chairman of the Board and
Chief Executive Officer